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Exhibit 23.3

CONSENT OF COUNSEL

    We hereby consent to the filing of our opinion as exhibit 5.2 and the reference to us under the caption "Legal Matters" in the prospectus constituting part of this Registration Statement on Form S-3. In giving the foregoing consent, we do not thereby admit that we come within category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      Richards, Layton & Finger, P.A.

Wilmington, Delaware
June 27, 2001

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Exhibit 23.3
CONSENT OF COUNSEL